Exhibit 10.1

SECOND AMENDMENT TO

REVOLVING CREDIT AGREEMENT

Between:

THE KOSKI FAMILY LIMITED PARTNERSHIP,

a Texas Limited Partnership

as “Lender”

and

ORAGENICS, Inc.,

a Florida Corporation

as “Borrower”.

Additional Loan Amount: $2,500,000.00

Date: February 4, 2011

SECOND AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT to the REVOLVING CREDIT AGREEMENT (the “Second Amendment”) is made and entered into as of the 4th day of February, 2011, by and between THE KOSKI FAMILY LIMITED PARTNERSHIP, a Texas Limited Partnership (“Lender”), having an address for the purposes hereof of 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219 and ORAGENICS, INC., a Florida corporation (“Borrower”), having an address of 3000 Bayport Drive, Suite 685, Tampa, Florida 33607.

RECITALS:

WHEREAS, Borrower applied to Lender for a revolving loan in the principal amount of up to $2,000,000.00, upon and subject to the terms and conditions hereof;

WHEREAS, Lender and Borrower entered into the Revolving Credit Agreement on July 30, 2010 (the “Agreement”) pursuant to which the Borrower could borrow up to $2,000,000;

WHEREAS, Borrow drew down $1,000,000 under the Agreement on September 13, 2010 and issued a note to Lender in such amount (the “September Note”) and Borrower drew down the remaining $1,000,000 in available funds under the Agreement on November 8, 2010 and issued a note to Lender in such amount (the “November Note”);

WHEREAS, Borrower and Lender amended the Agreement through that First Amendment dated January 24, 2011, to add an additional $500,000 of availability and Borrower thereafter drew down the additional $500,000 and issued a note to Lender in such amount (the “January Note”); and

WHEREAS, Borrower and Lender hereby seek to enter into this Second Amendment to (i) increase the availability under the original Agreement by an additional $2,500,000; (ii) limit future borrowings under the Agreement to $500,000 per month and to the first week of any applicable month; (iii) extend the due date of amounts outstanding and subsequently borrowed under the Agreement from July 30, 2011 to July 30, 2012; (iv) include an automatic conversion provision; and (v) provide the KFLP with a put right as to any undrawn availability under certain conditions.

NOW, THEREFORE, for and in consideration of the sum of $10.00 and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. The Recitals set forth above are true and correct.

2. Section 1.20 in Article 1, “Definitions and Particular Terms” is hereby amended and replaced in its entirety with the following:

Section 1.20 Note: The Note or Note(s) executed in connection with this Agreement in the maximum aggregate principal amount of $5,000,000.00, in the form attached hereto on Exhibit 1.21.

3. Article 2 “The Financing” Section 2.01 is hereby amended by replacing the entire section with the following:

Section 2.01 Revolving Loan. Upon the execution of this Agreement and ongoing compliance with its terms and conditions, Lender agrees to make, and Borrower agrees to take, an ongoing loan in the principal amount of up to $5,000,000.00, which Credit Facility shall be evidenced by a Note and shall accrue interest on the outstanding balance existing from time to time as provided in and as payable under the Note at the Interest Rate, with principal to be payable under and pursuant to the Note, which has a final maturity of July 30, 2012. The proceeds of the Credit Facility shall be used for general corporate purposes.

4. Article 2 “The Financing” Section 2.02 is hereby amended by replacing the entire section with the following:

Section 2.02 Draw Downs. So long as the Borrower is in compliance with the terms of the Loan Documents, provides five days written notice of request for draw down to Lender at the address of Lender set forth above (or as later changed in writing by Lender), and provides Lender with such written notice, a No Adverse Change Certificate in such form and substance acceptable to Lender, Borrower may draw down on this Revolving Facility, sums in increments no greater than $500,000.00 but in no event sums in excess of aggregate of $5,000,000.00 (when considering all draw downs made hereunder) and any such future draw downs shall occur only within the first week of a month and may occur no earlier than March 2011.

5. A new Section 2.04 is added as follows:

Section 2.04 Automatic Conversion. Amounts outstanding and due and payable by the Borrower to the KFLP under the Credit Facility shall automatically convert into securities of the Borrower (i) commensurate with the closing of an offering by the Borrower, (ii) such conversion shall be on the same terms as provided by Borrower in the offering.

6. A new Section 2.05 is added as follows:

Section 2.05 Put Right. To the extent the Borrower conducts a future securities offering, the Lender shall have the right to put any unborrowed or undrawn available amounts under this Agreement, as amended hereby, to the Company and the Company shall issue a Note to Lender for such amount. This put right is intended to enable the Lender, at its discretion, to fully avail itself of the automatic conversion provision of Section 2.04 above.

7. Each of the September Note, the November Note and January Note (collectively the “Issued Notes”) is hereby amended to change the date referred to in paragraph 2 of each of the Issued Notes from July 30, 2011 to July 30, 2012.

8. All other terms of the Agreement as amended remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first above written.

“Lender”

THE KOSKI FAMILY LIMITED PARTNERSHIP, a Texas Limited Partnership

By:	/s/ Christine L. Koski
Christine L. Koski, Managing General Partner

“Borrower”

ORAGENICS, INC., Florida Corporation

By:	/s/ Brian Bohunicky
Brian Bohunicky, Chief Financial Officer